Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS SECOND QUARTER 2024 RESULTS

TEMPE, AZ, July 30, 2024 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the second quarter ended June 30, 2024. Additionally, the company’s Board of Directors have authorized an increase in the quarterly dividend from $0.165 to $0.17 per share, effective immediately.

Second quarter 2024 results(1):

•
Revenue of $666 million
•
Generated net cash provided by operations of $56 million and positive free cash flow of $47 million
•
GAAP and non-GAAP gross margin of 10.2%
•
GAAP and non-GAAP operating margin of 4.1% and 5.1%, respectively
•
GAAP and non-GAAP earnings per share of $0.43 and $0.57, respectively

	Three Months Ended
	June 30,	March 31,	June 30,
(Amounts in millions, except per share data)	2024	2024	2023
Sales	$666	$676	$733
Net income	$16	$14	$14
Income from operations	$27	$26	$24
Net income – non-GAAP(1)	$21	$20	$20
Income from operations – non-GAAP(1)	$34	$33	$33
Diluted earnings per share	$0.43	$0.38	$0.39
Diluted earnings per share – non-GAAP(1)	$0.57	$0.55	$0.56
Operating margin	4.1%	3.8%	3.3%
Operating margin – non-GAAP(1)	5.1%	4.9%	4.5%

(1) A reconciliation of non-GAAP results to the most directly comparable GAAP measures and a discussion of why management believes these non-GAAP results are useful are included below.

“Once again Benchmark delivered solid results, demonstrating consistent progress toward achieving our longer-term operational objectives,” said Jeff Benck, Benchmark’s President and CEO.

Benck continued “While market uncertainty persists across a number of our sectors, we remain focused on executing for our customers while protecting margins, driving down inventories and delivering positive free cash flow, which we now expect to exceed $120 million in fiscal year 2024.”

Cash Conversion Cycle

	June 30,	March 31,	June 30,
	2024	2024	2023
Accounts receivable days	51	56	59
Contract asset days	25	24	23
Inventory days	90	94	102
Accounts payable days	(52)	(52)	(56)
Advance payments from customers days	(24)	(28)	(25)
Cash conversion cycle days	90	94	103

Second Quarter 2024 Industry Sector Update

Revenue and percentage of sales by industry sector were as follows.

	June 30,		March 31,		June 30,
(In millions)	2024		2024		2023
Semi-Cap	$172	26%	$166	25%	$164	22%
Complex Industrials	142	21%	141	21%	167	23%
Medical	111	17%	115	17%	145	20%
A&D	109	16%	106	16%	80	11%
AC&C	132	20%	148	21%	177	24%
Total	$666	100%	$676	100%	$733	100%

Revenue decreased quarter over quarter primarily due to decreases in Medical and Advanced Computing and Communications (AC&C) sales, which were partially offset by an increase in Semi-Cap sales. Revenue decreased year-over-year primarily due to decreases in Complex Industrials, Medical, and AC&C sales, which were partially offset by increases in Semi-Cap and A&D sales.

Third Quarter 2024 Guidance

•
Revenue between $630 million - $670 million
•
Diluted GAAP earnings per share between $0.36 - $0.42
•
Diluted non-GAAP earnings per share between $0.52 - $0.58
•
Non-GAAP earnings per share guidance excludes stock-based compensation expense, restructuring charges and other costs, and amortization of intangible assets.

In the third quarter of 2024, restructuring charges are expected to be approximately $1.0 million, stock-based compensation expense is expected to be $4.5 million and the amortization of intangible assets is expected to be $1.2 million.

Second Quarter 2024 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company’s website at www.bench.com. A replay of the broadcast will also be available on the Company’s website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: semiconductor capital equipment, complex industrials, medical, commercial aerospace, defense, and advanced computing and communications. Benchmark’s global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

1-623-300-7052 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, express or implied, concerning the Company’s outlook and guidance for third quarter and fiscal year 2024 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges, stock-based compensation expense and amortization of intangibles, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including continuing hostilities and tensions, trade restrictions and sanctions, or the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company’s operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses certain non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. These non-GAAP financial measures exclude restructuring charges, stock-based compensation expense, amortization of intangible assets acquired in business combinations, certain legal and other settlement losses (gains), customer insolvency losses (recoveries), asset impairments, other significant non-recurring costs and the related tax impacts of all of the above. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, a non-GAAP measure, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Sales	$665,896	$733,232	$1,341,471	$1,427,927
Cost of sales	597,946	666,201	1,206,113	1,296,938
Gross profit	67,950	67,031	135,358	130,989
Selling, general and administrative expenses	38,022	37,672	75,354	75,870
Amortization of intangible assets	1,204	1,591	2,408	3,183
Restructuring charges and other costs	1,471	3,287	4,814	4,713
Income from operations	27,253	24,481	52,782	47,223
Interest expense	(6,933)	(8,258)	(14,178)	(14,708)
Interest income	2,526	1,622	4,518	2,880
Other (expense) income, net	(2,323)	61	(3,500)	(2,104)
Income before income taxes	20,523	17,906	39,622	33,291
Income tax expense	4,995	3,915	10,092	6,940
Net income	$15,528	$13,991	$29,530	$26,351
Earnings per share:
Basic	$0.43	$0.39	$0.82	$0.74
Diluted	$0.43	$0.39	$0.81	$0.74
Weighted-average number of shares used in calculating earnings per share:
Basic	36,047	35,618	35,929	35,478
Diluted	36,497	35,676	36,388	35,730

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

(UNAUDITED)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$309,287	$277,391
Restricted cash	578	5,822
Accounts receivable, net	376,568	449,404
Contract assets	182,090	174,979
Inventories	599,842	683,801
Prepaid expenses and other current assets	42,286	44,350
Total current assets	1,510,651	1,635,747
Property, plant and equipment, net	225,888	227,698
Operating lease right-of-use assets	125,082	130,830
Goodwill and other long-term assets	293,118	280,480
Total assets	$2,154,739	$2,274,755

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$5,928	$4,283
Accounts payable	346,153	367,480
Advance payments from customers	157,156	204,883
Accrued liabilities	133,823	136,901
Total current liabilities	643,060	713,547
Long-term debt, net of current installments	283,559	326,674
Operating lease liabilities	116,637	123,385
Other long-term liabilities	16,379	32,064
Total liabilities	1,059,635	1,195,670
Shareholders’ equity	1,095,104	1,079,085
Total liabilities and shareholders’ equity	$2,154,739	$2,274,755

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(UNAUDITED)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net income	$29,530	$26,351
Depreciation and amortization	23,026	22,549
Stock-based compensation expense	6,361	8,657
Accounts receivable	71,346	6,359
Contract assets	(7,111)	(2,264)
Inventories	82,717	(28,096)
Accounts payable	(25,550)	9,499
Advance payments from customers	(47,727)	(12,260)
Other changes in working capital and other, net	(28,318)	(31,163)
Net cash provided by (used in) operating activities	104,274	(368)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(14,407)	(47,049)
Other investing activities, net	(1,405)	585
Net cash used in investing activities	(15,812)	(46,464)

Cash flows from financing activities:
Net debt activity	(41,731)	102,237
Other financing activities, net	(17,161)	(17,296)
Net cash (used in) provided by financing activities	(58,892)	84,941

Effect of exchange rate changes	(2,918)	(209)
Net increase in cash and cash equivalents and restricted cash	26,652	37,900
Cash and cash equivalents and restricted cash at beginning of year	283,213	207,430
Cash and cash equivalents and restricted cash at end of period	$309,865	$245,330

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Income from operations (GAAP)	$27,253	$25,529	$24,481	$52,782	$47,223
Restructuring charges and other costs	1,471	3,343	2,364	4,814	3,790
Stock-based compensation expense	4,185	2,176	3,867	6,361	8,657
Amortization of intangible assets	1,204	1,204	1,591	2,408	3,183
Asset impairment	—	—	923	—	923
Legal and other settlement loss (gain)	317	855	—	1,172	—
Customer insolvency (recovery)	(316)	—	—	(316)	—
Non-GAAP income from operations	$34,114	$33,107	$33,226	$67,221	$63,776
GAAP operating margin	4.1%	3.8%	3.3%	3.9%	3.3%
Non-GAAP operating margin	5.1%	4.9%	4.5%	5.0%	4.5%

Gross profit (GAAP)	$67,950	$67,408	$67,031	$135,358	$130,989
Stock-based compensation expense	326	426	423	752	819
Customer insolvency (recovery)	(316)	—	—	(316)	—
Non-GAAP gross profit	$67,960	$67,834	$67,454	$135,794	$131,808
GAAP gross margin	10.2%	10.0%	9.1%	10.1%	9.2%
Non-GAAP gross margin	10.2%	10.0%	9.2%	10.1%	9.2%

Selling, general and administrative expenses	$38,022	$37,332	$37,672	$75,354	$75,870
Stock-based compensation expense	(3,858)	(1,750)	(3,444)	(5,608)	(7,838)
Legal and other settlement (loss) gain	(317)	(855)	—	(1,172)	—
Non-GAAP selling, general and administrative expenses	$33,847	$34,727	$34,228	$68,574	$68,032

Net income (GAAP)	$15,528	$14,002	$13,991	$29,530	$26,351
Restructuring charges and other costs	1,471	3,343	2,364	4,814	3,790
Stock-based compensation expense	4,185	2,176	3,867	6,361	8,657
Amortization of intangible assets	1,204	1,204	1,591	2,408	3,183
Asset impairment	—	—	923	—	923
Legal and other settlement loss (gain)	317	855	(1,155)	1,172	(1,155)
Customer insolvency (recovery)	(316)	—	—	(316)	—
Income tax adjustments(1)	(1,437)	(1,393)	(1,484)	(2,830)	(3,007)
Non-GAAP net income	$20,952	$20,187	$20,097	$41,139	$38,742

Diluted earnings per share:
Diluted (GAAP)	$0.43	$0.38	$0.39	$0.81	$0.74
Diluted (Non-GAAP)	$0.57	$0.55	$0.56	$1.13	$1.08

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	36,497	36,401	35,676	36,388	35,730
Diluted (Non-GAAP)	36,497	36,401	35,676	36,388	35,730

Net cash provided by (used in) operations	$55,816	$48,457	$24,538	$104,274	$(368)
Additions to property, plant and equipment and software	(8,504)	(5,903)	(8,318)	(14,407)	(47,049)
Free cash flow (used)	$47,312	$42,554	$16,220	$89,867	$(47,417)

(1) This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.